NEWS RELEASE

Cleveland-Cliffs Inc. and AK Steel Holding Corporation Announce Successful Results of Early Participation in Tender Offers and Consent Solicitations

CLEVELAND & WEST CHESTER, OH – March 10, 2020 – Cleveland-Cliffs Inc. (NYSE: CLF) ("Cliffs") and AK Steel Holding Corporation (NYSE: AKS) ("AK Steel") today announced that, in connection with the previously announced tender offers (each, a "Tender Offer" and, collectively, the "Tender Offers") by Cliffs and consent solicitations (each, a "Consent Solicitation" and, collectively, the "Consent Solicitations") by AK Steel Corporation, a wholly owned subsidiary of AK Steel, the requisite consents have been received to adopt the proposed amendments (the "Amendments") to the indentures (collectively, the "AK Steel Indentures") governing the 7.625% Senior Notes due 2021 and 7.50% Senior Secured Notes due 2023 (collectively, the "AK Steel Notes") issued by AK Steel Corporation. As a result, AK Steel Corporation and the trustee under the AK Steel Indentures (the "AK Steel Trustee") will promptly execute supplemental indentures to the AK Steel Indentures to effect the Amendments. As previously announced, Cliffs and AK Steel have entered into an Agreement and Plan of Merger, dated December 2, 2019 (as it may be amended, the "Merger Agreement"), providing for, among other things and subject to the satisfaction or (to the extent lawful) waiver of certain conditions set forth therein, the acquisition of AK Steel by Cliffs by way of the merger of a wholly owned subsidiary of Cliffs with and into AK Steel (the "Merger"), with AK Steel surviving the Merger as a wholly owned subsidiary of Cliffs.

The Amendments will not become operative unless and until the following conditions are satisfied or otherwise waived, if applicable, by Cliffs or AK Steel Corporation: (i) the AK Steel Notes that are validly tendered (and not validly withdrawn) in the Tender Offers have been accepted for purchase by Cliffs in accordance with the terms of the offer to purchase and consent solicitation statement, dated February 26, 2020 (as amended to date, the "Statement") and (ii) the other conditions to the Consent Solicitations, including the consummation of the Merger, have been satisfied.

Holders of AK Steel Notes ("Holders") may not deliver consents to the Amendments in a Consent Solicitation without tendering AK Steel Notes in the applicable Tender Offer, and may not tender AK Steel Notes in a Tender Offer without delivering consents to the Amendments in the applicable Consent Solicitation. The consent results are based on early tenders in the Tender Offers, which tenders are deemed also to constitute the delivery of consents in the Consent Solicitations made by AK Steel Corporation to adopt the Amendments.

As of 5:00 p.m., New York City time, on March 10, 2020 (the "Early Participation Deadline"), according to Global Bond Services Corporation, the Depositary and Information Agent for the Tender Offers and the Consent Solicitations, the principal amounts of AK Steel Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby deemed validly given and not validly revoked) in the Tender Offers and the Consent Solicitations.

Title of Series/CUSIP Number of AK Steel Notes	Aggregate Principal Amount Outstanding	AK Steel Notes Tendered and Consents Delivered at Early Participation Deadline	AK Steel Notes Tendered and Consents Delivered at Early Participation Deadline
		Principal Amount	Percentage
7.625% Senior Notes due 2021 / 001546 AS9	$406,200,000	$364,200,000	89.66%
7.50% Senior Secured Notes due 2023 / 001546 AT7	$380,000,000	$310,658,000	81.75%

Holders that validly tendered (and did not withdraw) on or prior to the Early Participation Deadline and whose AK Steel Notes are accepted for purchase will receive the "Total Consideration" (as defined in the Statement) for their AK Steel Notes, subject to the terms contained in the Statement. The Total Consideration includes the early participation payment for the AK Steel Notes of $50 per $1,000 principal amount of AK Steel Notes validly tendered and accepted for purchase. Because each Tender Offer and Consent Solicitation is subject to the satisfaction of, among other things, the consummation of the Merger, Holders will not receive the Early Participation Payment (as defined in the Statement) unless the Merger is consummated. The Total Consideration, plus accrued and unpaid interest from the last interest payment date with respect to the applicable series of AK Steel Notes, up to, but not including, the Early Settlement Date (as defined in the Statement), with respect to AK Steel Notes that have been validly tendered and not validly withdrawn on or before the Early Participation Deadline and accepted for purchase will be paid by Cliffs on the Early Settlement Date. The Early Settlement Date will be the business day Cliffs selects promptly following the Early Participation Deadline and the satisfaction or waiver of the conditions to consummation of the Tender Offers and the Consent Solicitations, including the consummation of the Merger, which is expected to occur on March 13, 2020.

Because the Withdrawal Deadline (as defined in the Statement) has passed, tendered AK Steel Notes (and the related delivered consents) may no longer be withdrawn.

Cliffs and AK Steel Corporation are making the Tender Offers and the Consent Solicitations pursuant to the terms of and subject to the conditions set forth in the Statement. The terms of the Tender Offers and the Consent Solicitations remain as set forth in the Statement.

The Tender Offers are scheduled to expire at 12:01 a.m., New York City time, on March 25, 2020, unless such date is extended. Cliffs and AK Steel Corporation reserve the right to terminate, withdraw, amend or extend the Tender Offers and Consent Solicitations as described in the Statement.

Cliffs has engaged Credit Suisse as Dealer Manager and Solicitation Agent for the Tender Offers. Copies of the Statement may be obtained from Global Bondholder Services Corporation, the Depositary and Information Agent, by phone at (866) 924-2200 (toll-free) or (212) 430-3774 (collect for banks and brokers). Please direct questions regarding the Tender Offer to Credit Suisse at (800) 820-1653 (toll-free) or (212) 538-1862 (collect for banks and brokers).

About Cleveland-Cliffs

Founded in 1847, Cleveland-Cliffs is the largest and oldest independent iron ore mining company in the United States. Cleveland-Cliffs is a major supplier of iron ore pellets to the North American steel industry from its mines and pellet plants located in Michigan and Minnesota. In 2020, Cleveland-Cliffs expects to be the sole producer of hot briquetted iron (HBI) in the Great Lakes region with the development of its first production plant in Toledo, Ohio. Driven by the core values of safety, social, environmental and capital stewardship, Cleveland-Cliffs' employees endeavor to provide all stakeholders with operating and financial transparency.

About AK Steel

AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, including electrical power, and distributors and converters markets. Through its

subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing products, hot- and cold-stamped components, and die design and tooling. Headquartered in West Chester, Ohio (Greater Cincinnati), the company has approximately 9,300 employees at manufacturing operations in the United States, Canada and Mexico, and facilities in Western Europe.

Forward-looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed Merger and the anticipated benefits thereof. These and other forward-looking statements reflect AK Steel’s and Cliffs’ current beliefs and judgments and are not guarantees of future results or outcomes. Forward-looking statements are based on assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks and uncertainties and contingencies that may be beyond AK Steel’s or Cliffs’ control.

They are also subject to inherent risks and uncertainties that could cause actual results or performance to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the proposed Merger on the anticipated terms and timing, including obtaining anticipated tax treatment, or at all, (ii) potential unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, economic performance, indebtedness, financial condition, losses and future prospects, (iii) the ability of Cliffs to integrate its and AK Steel’s businesses successfully and to achieve anticipated synergies, (iv) business and management strategies for the management, expansion and growth of the combined company’s operations following the consummation of the proposed Merger, (v) pending litigation related to the proposed Merger and potential future litigation that could be instituted against AK Steel, Cliffs or their respective directors, (vi) the risk that disruptions from the proposed Merger will harm AK Steel’s or Cliffs’ business, including current plans and operations, (vii) the ability of AK Steel or Cliffs to retain and hire key personnel, (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger, (ix) uncertainty as to the long-term value of Cliffs’ common stock, (x) continued availability of capital and financing and rating agency actions, (xi) legislative, regulatory and economic developments and (xii) unpredictability and severity of catastrophic events, including acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed Merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement (as defined below) filed with the SEC by Cliffs in connection with the proposed Merger. While the list of factors presented here is, and the list of factors presented in the Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Other factors that may present significant additional obstacles to the realization of forward-looking statements or which could have a material adverse effect on AK Steel’s or Cliffs’ respective consolidated financial condition, results of operations, credit rating or liquidity are contained in AK Steel’s and Cliffs’ respective periodic reports filed with the SEC, including AK Steel’s annual report on Form 10-K and Cliffs’ annual report on Form 10-K. Neither AK Steel nor Cliffs assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable law.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase, or the solicitation of any vote of approval or the solicitation of tenders or consents with respect to any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In the case of the Tender Offers and Consent Solicitations, the Tender Offers and Consent Solicitations are being made solely pursuant to the Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts

MEDIA CONTACT:
Patricia Persico
Director, Corporate Communications
(216) 694-5316

INVESTOR CONTACT:
Paul Finan
Director, Investor Relations
(216) 694-6544

Source: Cleveland-Cliffs Inc. and AK Steel

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